Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

dated as of September 18, 2012

among

Memorial Production Operating LLC,

as Borrower,

The Guarantors Party Hereto,

Wells Fargo Bank, National Association,

as Administrative Agent,

JPMorgan Chase Bank, N.A.,

as Syndication Agent,

Citibank, N.A. and

Comerica Bank,

as Co-Documentation Agents,

and

The Lenders Party Hereto

Wells Fargo Securities, LLC and J.P. Morgan Securities LLC

Co-Lead Arrangers and Joint Bookrunners

SECOND AMENDMENT TO

CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of September 18, 2012 (the “Second Amendment Effective Date”), is among MEMORIAL PRODUCTION OPERATING LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”); MEMORIAL PRODUCTION PARTNERS LP, a limited partnership formed under the laws of the State of Delaware (the “Parent”); each of the other undersigned guarantors (the “Other Guarantors”, and together with the Borrower and the Parent, the “Loan Parties”); each of the Lenders that is a signatory hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A. The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of December 14, 2011 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The Borrower has advised the Administrative Agent and the Lenders that the Borrower intends to enter into that certain Purchase and Sale Agreement, a substantially final version of which is attached hereto as Exhibit A (such version, the “GDP Acquisition Agreement”, and together with all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended, the “GDP Acquisition Documents”), among Goodrich Petroleum Company, L.L.C., Goodrich Petroleum Corporation, and the Borrower pursuant to which the Borrower will acquire certain Oil and Gas Properties and other assets located in East Texas as more particularly described in the GDP Acquisition Agreement (such acquisition is referred to herein as the “GDP Acquisition” and as used herein “GDP Assets” shall have the meaning given to the term “Assets” in the GDP Acquisition Agreement giving effect to the exclusion of up to an aggregate amount of $2,000,000 (based on the “Allocated Value” (as defined in the GDP Acquisition Agreement) of such properties) of (i) “Excluded Assets” of the type referred to in Section 2.3(n) of the GDP Acquisition Agreement and (ii) any properties excluded from the “Assets” pursuant to Section 6.4 of the GDP Acquisition Agreement).

C. The parties hereto desire to (i) amend the Credit Agreement in certain respects including, without limitation, to provide the Borrower with the ability to incur certain second lien indebtedness, to be effective as of the Second Amendment Effective Date, (ii) establish a Borrowing Base of $330,000,000 to be effective as of the Second Amendment Effective Date and (iii) provide for the automatic increase of the Borrowing Base to an amount equal to the sum of (x) the Borrowing Base in effect immediately prior to the consummation of the GDP Acquisition plus (y) $50,000,000, which increase is to be effective following the consummation of the GDP Acquisition on the GDP Acquisition Closing Date (as defined below).

D. The Borrower has requested that Barclays Bank PLC and Bank of America, N.A. (each a “New Lender” and, collectively, the “New Lenders”) become Lenders hereunder with Maximum Credit Amounts in the amounts as shown on Annex I to the Credit Agreement (as amended hereby).

E. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

Section 2. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be amended effective as of the Second Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Intercreditor Agreement” means each intercreditor and subordination agreement entered into among the Borrower, the Administrative Agent and the applicable lender or administrative agent with respect to the Permitted Second Lien Debt, which agreement shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion, as the same may be amended, modified, supplemented or restated from time to time.

“Permitted Additional Debt” means, collectively, the Debt evidenced by the Permitted Senior Unsecured Notes and the Permitted Second Lien Debt.

“Permitted Additional Debt Documents” means, collectively, the Permitted Senior Unsecured Notes and each credit or other loan agreement governing Permitted Second Lien Debt, all guarantees of Permitted Additional Debt and all other agreements, documents or instruments executed and delivered by any Loan Party in connection with, or pursuant to, the incurrence of Permitted Additional Debt.

“Permitted Second Lien Debt” means Debt incurred by the Borrower; provided that such Debt shall: (a) be in an aggregate principal amount not to exceed 25% of the Borrowing Base in effect at the time any such Debt is incurred; (b) be secured solely by junior Liens on Mortgaged Property which Liens do not have priority over the Liens in favor of the Administrative Agent securing the Indebtedness; (c) be evidenced and governed by documentation containing terms and conditions that are satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion (provided, that the term sheet for any proposed Permitted Second Lien Debt transaction shall be submitted to the Administrative

Agent and the Majority Lenders for their approval in their sole discretion and the definitive loan documentation of such Permitted Second Lien Debt transaction shall be deemed acceptable to the Administrative Agent and the Majority Lenders if the terms of such definitive loan documentation reasonably reflect the terms and conditions set forth in the approved term sheet and are reasonably acceptable to the Administrative Agent); and (d) at all times be subject to an Intercreditor Agreement.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of September 18, 2012, among the Borrower, the Parent, the other Guarantors, the Administrative Agent and the Lenders.

2.2 Amended Definition. The definition of “Loan Documents” contained in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Notes, each Intercreditor Agreement, the Letter of Credit Agreements, the Letters of Credit, the Agency Fee Letter, and the Security Instruments.

2.3 Amendment to Section 8.01 of the Credit Agreement. Clause (m) of Section 8.01 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(m) Issuance of Permitted Senior Unsecured Notes and Incurrence of Permitted Second Lien Debt. In the event the Parent or the Borrower intends to issue Permitted Senior Unsecured Notes, prior written notice of such intended offering of such Permitted Senior Unsecured Notes, the amount thereof, and the anticipated date of closing and promptly when available will furnish a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any). In the event the Borrower intends to incur Permitted Second Lien Debt, prior written notice of such intended incurrence, the amount thereof, and the anticipated date of closing, which notice shall include a copy of the term sheet relating to such Permitted Second Lien Debt for the review and approval of the Administrative Agent and the Majority Lenders and the Borrower will subsequently (but prior to the execution thereof) furnish the material documents governing the Permitted Second Lien Debt to the Administrative Agent for approval.

2.4 Amendment to Section 8.14 of the Credit Agreement. Clause (b) of Section 8.14 of the Credit Agreement is hereby amended by deleting the reference to “Permitted Senior Unsecured Notes” contained therein and inserting in lieu thereof a reference to “Permitted Additional Debt”.

2.5 Amendment to Section 9.02 of the Credit Agreement. Clause (f) of Section 9.02 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(f) Permitted Additional Debt and guarantees thereof by any Loan Party; and

2.6 Amendment to Section 9.03 of the Credit Agreement. Section 9.03 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (d), replacing the “.” at the end of clause (e) with “; and” and adding a new clause (f) to Section 9.03 to read in full as follows:

(f) junior Liens on Mortgaged Property securing Permitted Second Lien Debt, provided that such Liens (i) do not have priority over the Liens in favor of the Administrative Agent securing the Indebtedness and (ii) are subject to an Intercreditor Agreement.

2.7 Amendments to Section 9.04 of the Credit Agreement. Section 9.04 of the Credit Agreement is hereby amended by replacing the reference to “Permitted Senior Unsecured Notes” in the heading of such Section with a reference to “Permitted Additional Debt” and by amending and restating clause (b) of such Section in its entirety as follows:

(b) Repayment of Permitted Additional Debt; Amendment of Terms of Permitted Additional Debt Documents. The Borrower will not, and will not permit any other Loan Party to, prior to the date that is 180 days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Additional Debt, except that, so long as no Default exists, the Borrower may, substantially contemporaneously with its receipt of any cash proceeds from any incurrence of Permitted Additional Debt or sale of Equity Interests, prepay or otherwise Redeem Permitted Additional Debt in an amount equal to the amount of the net cash proceeds of such incurrence of Permitted Additional Debt or such sale of Equity Interests (other than Disqualified Capital Stock) of the Borrower or the Parent or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Additional Debt Documents (except to the extent a new incurrence of Permitted Additional Debt the proceeds of which were used to Redeem such existing Permitted Additional Debt pursuant to clause (i) would be permitted to have such terms as so amended, modified, waived or otherwise changed) if the effect thereof would be to (A) shorten its maturity or average life, (B) increase the amount of any payment of principal thereof, (C) increase the rate or shorten any period for payment of interest thereon, or (D) modify or amend covenants or events of default such that the resulting covenants and events of default in respect thereof, taken as a whole, are more restrictive with respect to the Loan Parties than the covenants and Events of Default in this Agreement without this Agreement being contemporaneously amended to add similar provisions (as determined in good faith by senior management of the General Partner).

2.8 Amendment to Section 9.21 of the Credit Agreement. Section 9.21 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 9.21 Holding Company. The Parent will remain a holding company and not own any real property, immovable property or material assets or engage in any operations or business (other than its direct or indirect ownership of its Subsidiaries, providing employees and related services to its Subsidiaries, making or holding Investments permitted under Section 9.05 or issuing Permitted Senior Unsecured Notes or providing guarantees of Permitted Additional Debt or of other Indebtedness, in each case as permitted hereunder).

2.9 Amendment to Section 10.01 of the Credit Agreement. Clause (l) of Section 10.01 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(l) the Loan Documents (including, without limitation, each Intercreditor Agreement) after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party party thereto, or, in the case of any Intercreditor Agreement, against any other party thereto, or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any material part of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any other Loan Party or any of their Affiliates shall so state in writing;

2.10 Amendment to Section 11.12 of the Credit Agreement. Section 11.12 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 11.12 Intercreditor Agreements. The Lenders hereby authorize the Administrative Agent to enter into any intercreditor agreement with any Secured Swap Provider and any Intercreditor Agreement with respect to any Permitted Second Lien Debt. Each Lender (by receiving the benefits thereunder and of the collateral pledged pursuant to the Security Instruments) agrees that the terms of each such intercreditor agreement and Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto.

2.11 Replacement of Annex I. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Second Amendment and any Borrowings made on the Second Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Second Amendment) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Second Amendment), (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this

Second Amendment) of the aggregate Revolving Credit Exposure of all Lenders and (d) the Borrower shall be required to make any break-funding payments required under Section 5.02 of the Credit Agreement resulting from the Loans and adjustments described in this Section 2.11.

Section 3. Borrowing Base Increase on Second Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Loan Parties, Administrative Agent, and Lenders hereby agree that the Borrowing Base shall be increased from $300,000,000 to $330,000,000 effective as of the Second Amendment Effective Date and shall remain at such level until the next Scheduled Redetermination, the next Interim Redetermination or other adjustment to the Borrowing Base thereafter (including any adjustment pursuant to Section 4 hereof), whichever occurs first. The redetermination of the Borrowing Base provided for in this Section 3 shall be deemed to be the Scheduled Redetermination scheduled for on or about October 1, 2012 for purposes of Section 2.07 of the Credit Agreement.

Section 4. Borrowing Base Increase upon Consummation of the GDP Acquisition. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Loan Parties, Administrative Agent, and Lenders hereby agree that the Borrowing Base shall be redetermined and automatically increased to an amount equal to the sum of (x) the Borrowing Base in effect immediately prior to the consummation of the GDP Acquisition plus (y) $50,000,000, which increase is to be effective following the consummation of the GDP Acquisition on the GDP Acquisition Closing Date. The Borrowing Base shall remain at such level until the next Scheduled Redetermination, the next Interim Redetermination or other adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the Credit Agreement. The redetermination of the Borrowing Base provided for in this Section 4 shall not be construed or deemed to be a Scheduled Redetermination or an Interim Redetermination for purposes of Section 2.07 of the Credit Agreement.

Section 5. Conditions Precedent to this Second Amendment. The effectiveness of the amendments to the Credit Agreement contained in Section 2 hereof, and the increase of the Borrowing Base set forth in Section 3 hereof is subject to the following:

5.1 The Administrative Agent shall have received counterparts of this Second Amendment from the Loan Parties and each of the Lenders.

5.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this Second Amendment including, without limitation, the Borrowing Base increase fee referred to in Section 5.3 hereof.

5.3 The Administrative Agent shall have received, for the pro rata benefit of the Lenders, a borrowing base increase fee in an amount equal to forty (40) basis points (0.40%) of the amount that the Borrowing Base established pursuant to Section 3 hereof exceeds the Borrowing Base in effect immediately prior to giving effect to such increase in the Borrowing Base.

5.4 The Administrative Agent shall have received title information satisfactory to it on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recent Reserve Report and the Mortgaged Properties shall represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recent Reserve Report.

5.5 The Administrative Agent shall have received duly executed Notes payable to each Lender in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the date hereof.

5.6 The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Second Amendment, and such notice shall be conclusive and binding. Promptly upon receipt of any replacement Note under Section 5.5 hereof, each Lender shall return to the Administrative Agent (for delivery to the Borrower for cancellation) any other Note in such Lender’s possession that was previously delivered to such Lender under the Credit Agreement.

Section 6. Conditions to Borrowing Base Increase upon the GDP Acquisition. The increase of the Borrowing Base provided for in Section 4 hereof shall only occur to the extent that each of the following conditions is satisfied:

6.1 Each of the conditions set forth in Section 5 hereof shall have been satisfied.

6.2 The closing date of the GDP Acquisition (the “GDP Acquisition Closing Date”) occurs on or prior to December 31, 2012.

6.3 The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying: (i) that the Borrower is concurrently consummating the GDP Acquisition and acquiring all of the GDP Assets in accordance with all Governmental Requirements and the terms of the GDP Acquisition Documents, with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto and with no provision of such GDP Acquisition Documents having been waived, amended, supplemented or otherwise modified in any material respect without the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed; provided, that, for the avoidance of doubt, it shall be reasonable for the Administrative Agent to withhold its consent to any such waiver or amendment that removes any Oil and Gas Properties (other than a waiver or amendment which removes up to $2,000,000 of Oil and Gas Properties (based on the “Allocated Value” (as defined in the GDP Acquisition Agreement) of such properties) from the GDP Assets)); and (ii) as to the final purchase price for the GDP Assets after giving effect to all adjustments as of the GDP Acquisition Closing Date and specifying, by category, the amount of such adjustment; (b) original counterparts or copies, certified as true and complete by a Responsible Officer of the Borrower, of each of the GDP Acquisition Documents not previously delivered and certified to the Administrative Agent, which GDP Acquisition Documents shall have terms and conditions reasonably satisfactory to the Administrative Agent; and (c) such other related documents and information as the Administrative Agent shall have reasonably requested.

6.4 No Default, Event of Default, or Borrowing Base Deficiency exists immediately prior to or after giving effect to such increase in the Borrowing Base.

6.5 After giving effect to the GDP Acquisition and any additional title information and Security Instruments delivered by the Borrower to the Administrative Agent in connection therewith, (A) the Administrative Agent shall have received of title information satisfactory to it on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recent Reserve Report (as supplemented by any applicable Reserve Reports relating to the GDP Assets) and (B) the Mortgaged Properties shall represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recent Reserve Report (as supplemented by any applicable Reserve Reports relating to the GDP Assets).

6.6 The Administrative Agent shall have received, for the pro rata benefit of the Lenders, a borrowing base increase fee in an amount equal to forty (40) basis points (0.40%) of the amount that the Borrowing Base established pursuant to Section 4 hereof exceeds the Borrowing Base in effect immediately prior to giving effect to such increase in the Borrowing Base.

6.7 The Administrative Agent shall be reasonably satisfied with the environmental condition of the GDP Assets.

6.8 The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent, concurrently with the funding of any Loans on the GDP Acquisition Closing Date and that upon such payment, all Liens encumbering the GDP Assets will be released (other than the Liens securing the Indebtedness and created pursuant to the Security Instruments and Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, subject to the provisos at the end of such definition).

6.9 The Administrative Agent shall have received satisfactory evidence that the Borrower has entered into Swap Agreements with Approved Counterparties containing terms that are reasonably satisfactory to the Administrative Agent (including, without limitation, the tenor thereof and the volumes covered thereby) with respect to the production from the GDP Assets.

Section 7. New Lenders. Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Second Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Second Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

Section 8. Representations and Warranties; Etc. Each Loan Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Document to which such Loan Party is a party are true and correct in all material respects as though made on and as of the date hereof (unless made as of a specific earlier date, in which case, was true as of such date), (b) no Defaults exist under the Loan Documents or will, after giving effect to this Second Amendment, exist under the Loan Documents and (c) no Material Adverse Effect has occurred.

Section 9. Miscellaneous.

9.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

9.2 Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (i) acknowledges the terms of this Second Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Loan Documents to which it is a party and (iv) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

9.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

9.4 No Oral Agreement. THIS WRITTEN SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

9.5 Governing Law. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

9.7 Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.8 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.

BORROWER:	MEMORIAL PRODUCTION OPERATING LLC, a Delaware limited liability company

	By:	Memorial Production Partners LP, its sole member

	By:	Memorial Production Partners GP LLC, its general partner

		By:	/s/ Andrew J. Cozby
		Name:	Andrew J. Cozby
		Title:	Vice President & Chief Financial Officer

GUARANTORS:	MEMORIAL PRODUCTION PARTNERS LP, a Delaware limited partnership

	By:	Memorial Production Partners GP LLC, its general partner

		By:	/s/ John A. Weinzierl
		Name:	John A. Weinzierl
		Title:	President & Chief Executive Officer

COLUMBUS ENERGY, LLC, a Delaware limited liability company

	By:	Memorial Production Operating LLC, its sole member

	By:	Memorial Production Partners LP, its sole member

	By:	Memorial Production Partners GP LLC, its general partner

		By:	/s/ John A. Weinzierl
		Name:	John A. Weinzierl
		Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

ETX I LLC, a Delaware limited liability company

By:	Memorial Production Operating LLC, its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

	By:	/s/ John A. Weinzierl
	Name:	John A. Weinzierl
	Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT -

MEMORIAL PRODUCTION OPERATING LLC]

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Michael Real
Name:	Michael Real
Title:	Director

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Michael A. Kamauf
	Name:	Michael A. Kamauf
	Title:	Authorized Officer

LENDER:	CITIBANK, N.A., as a Lender

	By:	/s/ Phil Ballard
	Name:	Phil Ballard
	Title:	Vice President

LENDER:	COMERICA BANK, as a Lender

	By:	/s/ Paul Edmonds
	Name:	Paul Edmonds
	Title:	Senior Vice President

LENDER:	ROYAL BANK OF CANADA, as a Lender

	By:	/s/ Chris Benton
	Name:	Chris Benton
	Title:	Authorized Signatory

LENDER:	TEXAS CAPITAL BANK, N.A., as a Lender

	By:	/s/ Trey Lewis
	Name:	Trey Lewis
	Title:	Vice President

LENDER:	U.S. BANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Justin Alexander
	Name:	Justin Alexander
	Title:	Senior Vice President

LENDER:	UNION BANK, N.A., as a Lender

	By:	/s/ Paul E. Cornell
	Name:	Paul E. Cornell
	Title:	Senior Vice President

LENDER:	BARCLAYS BANK PLC, as a Lender

	By:	/s/ Michael J. Mozer
	Name:	Michael J. Mozer
	Title:	Vice President

LENDER:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Margaret Niekrash
	Name:	Margaret Niekrash
	Title:	Vice President

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	22.29159545%	$222,915,954.58
JPMorgan Chase Bank, N.A.	21.21212121%	$212,121,212.12
Citibank, N.A.	12.12121212%	$121,212,121.21
Comerica Bank	12.12121212%	$121,212,121.21
Union Bank, N.A.	9.21052576%	$92,105,257.57
Royal Bank of Canada	6.06060606%	$60,606,060.60
U.S. Bank National Association	6.06060606%	$60,606,060.60
Texas Capital Bank, N.A.	5.26303030%	$52,630,303.03
Barclays Bank PLC	3.03030303%	$30,303,030.30
Bank of America, N.A.	2.62878788%	$26,287,878.78
TOTAL	100.00%	$1,000,000,000.00